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EXHIBIT 23.1

CONSENT OF ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Entercom Communications Corp. on Form S-3 (Registration No. 333-82542-01) of our report dated February 1, 2002 (except with respect to the matter discussed in Note 17, as to which the date is February 6, 2002) included in the Entercom Communications Corp. Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this Amendment No. 1 to the Registration Statementon on Form S-3.

/S/ ARTHUR ANDERSEN LLP
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    ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania

February 18, 2002